UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

LTX-Credence Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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825 UNIVERSITY AVENUE

NORWOOD, MASSACHUSETTS 02062

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

May 16, 2014

A Special Meeting of Shareholders of LTX-Credence Corporation (the “Company”) will be held at the Company’s offices at 825 University Avenue, Norwood, Massachusetts 02062 on May 16, 2014, beginning at 10:00 a.m., Eastern Time, for the following purposes:

1.	To consider and vote upon a proposal to amend the Company’s Restated Articles of Organization, as amended to date, to change the name of the Company to “Xcerra Corporation.”

2.	To transact such other business as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on March 17, 2014 as the record date for the Special Meeting. All holders of common stock of record at that time are entitled to vote at the Special Meeting.

By Order of the Board of Directors
COLIN J. SAVOY, Secretary

April 4, 2014

Whether or not you expect to attend the Special Meeting, we encourage you to read this proxy statement and submit your proxy or voting instruction as soon as possible to assure representation of your shares at the Special Meeting. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials, or Notice, that you received in the mail, the section titled Information About the Special Meeting and Voting beginning on page 1 of this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card. If you received these proxy materials in the mail and are returning a proxy card via the enclosed envelope, no postage need be affixed if mailed in the United States.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2014: This proxy statement is available at www.edocumentview.com/LTXC.

825 UNIVERSITY AVENUE

NORWOOD, MASSACHUSETTS 02062

PROXY STATEMENT

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

We have made these proxy materials available to you over the Internet, or have delivered paper copies of these materials to you by mail, in connection with the solicitation by the Board of Directors (the “Board”) of LTX-Credence Corporation (“LTX-Credence,” the “Company,” “we,” “our” or “us”) of proxies for use at the Special Meeting of Shareholders to be held on May 16, 2014 at 10:00 a.m. Eastern Time, and any adjournments thereof (the “Special Meeting”). These materials include information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (“SEC”) and are designed to assist you in voting on the matters presented at the Special Meeting. The proxy materials include our proxy statement for the Special Meeting and, if you received a paper copy of these materials, a proxy card or voting instruction card. If you received a Notice of Internet Availability of Proxy Materials, or Notice, please see “Notice and Access” below. All amounts in this proxy statement have been adjusted to give effect to the 1-for-3 reverse split of the Company’s common stock that was effected on September 30, 2010.

Notice and Access

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the printed proxy materials unless they request them. Instead, the Notice, which was mailed to most of our shareholders commencing on or about April 4, 2014, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Solicitation of Proxies

Solicitation of proxies is expected to commence on April 4, 2014, and the cost thereof will be borne by the Company. Solicitation material will also be furnished to brokerage firms, fiduciaries and custodians to forward to their principals, and the Company will reimburse them for their reasonable expenses. The Company’s directors, officers and employees may assist in the solicitation of proxies by Internet, telephone, mail and personal interview without additional compensation. The Company has engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements and expenses that are not expected to exceed $10,000 in the aggregate.

Proposals to be Voted Upon

Proposal 1. To consider and vote upon a proposal to amend the Company’s Restated Articles of Organization, as amended to date (the “Restated Articles of Organization”), to change the name of the Company to “Xcerra Corporation.”

The Board recommends that you vote “FOR” this proposal.

When your proxy is submitted via the Internet or by telephone or mail, your shares will be voted by the persons named as proxies in accordance with your instructions unless you revoke your proxy in advance of the Special Meeting. You are urged to specify your voting instructions on your proxy. If you sign and return your proxy without instructions, your shares will be voted “FOR” the proposal to amend the Restated Articles of Organization to change the name of the Company to “Xcerra Corporation,” and in the discretion of the persons named as proxies as to other matters that may properly come before the Special Meeting.

Voting Procedures

Any shareholder who owns shares of common stock of record (that is, holds its stock in its own name) may vote either in person at the Special Meeting or by proxy. For directions to the location of the Special Meeting, please call (781) 461-1000 and ask to speak to Investor Relations. To vote by proxy or to authorize the voting of shares, a shareholder of record may use one of the following methods:

•

Via the Internet—by following the instructions provided in the Notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card;

•	Telephone Voting—by calling 1-800-652-VOTE (8683), 24 hours a day, 7 days a week, and by following the instructions on the proxy card; or

•

Mail—if you received your proxy materials by mail, by completing and returning the proxy card enclosed with those materials, signing and dating it and returning it in the provided envelope. The envelope requires no additional postage if mailed in the United States.

Authorizations submitted over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 15, 2014 to be represented at the Special Meeting.

If you are a shareholder of record, whether or not you expect to be present in person at the Special Meeting, you are requested to submit your proxy by Internet or by telephone or mail as soon as possible. The shares represented by your proxy will be voted in accordance with your instructions. If you attend the Special Meeting in person, you may vote by ballot at the meeting. If the shares you own are held in “street name” by a bank or brokerage firm (as opposed to directly by you as a shareholder of record), your bank or brokerage firm will provide voting instructions to you that may be used to direct how your shares will be voted. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on the voting instruction form. If you want to vote in person at the Special Meeting and you own your shares through a bank or brokerage firm, you must obtain a proxy from that party in their capacity as owner of record for your shares and bring the proxy to the Special Meeting.

Revocation of Proxies

A proxy may be revoked at any time before its use by notice in writing received by the Secretary of the Company at LTX-Credence Corporation, 825 University Avenue, Norwood, Massachusetts 02062, by executing a proxy with a later date, by authorizing a new vote over the Internet or by telephone or by attending and voting at the Special Meeting. If a shareholder executes a proxy but is present at the Special Meeting, and the shareholder wishes to vote in person, the shareholder may do so and will revoke its proxy by voting at the Special Meeting. Shares represented by valid proxies, received in time for use at the Special Meeting (in accordance with the times noted above for proxies delivered via the Internet or the telephone) and not revoked at or prior to the meeting, will be voted at the meeting.

Shareholders Entitled to Vote

Our only issued and outstanding class of voting securities is its common stock, par value $0.05 per share. The Board has fixed the close of business on March 17, 2014 as the record date for the Special Meeting. Each shareholder of record on March 17, 2014 is entitled to one vote for each share registered in such shareholder’s name. As of that date, there were 48,369,373 shares of common stock issued and outstanding. Holders of common stock do not have cumulative voting rights.

Quorum and Votes Required

The holders of a majority in interest of all shares of our outstanding common stock entitled to vote at such meeting, represented at the Special Meeting in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Shares of common stock represented in person or by proxy (including shares that abstain or do not vote with respect to the matter(s) presented for shareholder approval) will be counted for purposes of determining whether a quorum is present at the Special Meeting.

Approval of Proposal 1 requires the affirmative vote of a majority of the shares of our outstanding common stock entitled to vote on the proposal.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Under applicable stock exchange rules, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to the proposal to amend the Restated Articles of Organization to change the name of the Company to “Xcerra Corporation” because the proposal is a “discretionary” item under applicable stock exchange rules.

Shares that abstain from voting as to a particular matter, and shares held by brokers who are not instructed as to the voting and who do not exercise their discretionary authority with respect to the matter, will count as a vote against the proposal to amend the Articles of Organization.

PROPOSAL 1.

AMENDMENT TO RESTATED ARTICLES OF ORGANIZATION

General

On December 1, 2013, we completed our acquisition from Dover Printing & Identification, Inc. (“Dover”) and its specified affiliates (together with Dover, the “Sellers”) of all assets of the Sellers used exclusively or primarily in connection with Dover’s Everett Charles Technologies and Multitest businesses (collectively, the “Acquired Businesses”) pursuant to a Master Sale and Purchase Agreement, dated September 6, 2013 with Dover and, solely for the limited purposes set forth in the Purchase Agreement, Dover Corporation (the “Purchase Agreement”). Pursuant to the Purchase Agreement, we also acquired all of the issued and outstanding capital stock and other equity interests of specified indirect subsidiaries of Dover Parent and its affiliates that were engaged in the Acquired Businesses, including Everett Charles Technologies LLC. We refer to the asset and share acquisition transactions effected pursuant to the Purchase Agreement collectively as the “Acquisition.”

Prior to the Acquisition, our strategic focus was on the development, manufacturing, marketing, and servicing of automatic test equipment to the semiconductor industry. As a result of the Acquisition, we expanded our strategic focus to include the development, manufacturing, marketing, and servicing of handling capital equipment, printed circuit board test equipment, interface products, and test fixtures to the semiconductor, industrial, and electronics manufacturing industries. Given the significant expansion of our strategic focus, a decision was made to rebrand the Company under the name “Xcerra Corporation.”

We believe “Xcerra Corporation” is an appropriate name to reflect the combination of the legacy LTX-Credence businesses with the recently acquired Everett Charles Technologies and Multitest businesses, and will support the rebranding and marketing of the Company’s current and future product lines.

Under Massachusetts law, a change in our corporate name requires an amendment to the Restated Articles of Organization. Our Board of Directors has approved and is recommending to shareholders for their approval and adoption a proposal to amend the Restated Articles of Organization to change our name from “LTX-Credence Corporation” to “Xcerra Corporation.”

To effect the name change we would file Articles of Amendment to the Restated Articles of Organization to insert the name “Xcerra Corporation” in lieu of “LTX-Credence Corporation.” If the amendment to change our corporate name is approved and adopted by our shareholders we would expect to file the Articles of Amendment to effect the name change. The name change will become effective upon the filing of the Articles of Amendment with the Secretary of State of the Commonwealth of Massachusetts, which is expected to occur as soon as practicable following the Special Meeting.

The Board of Directors unanimously recommends that you vote “FOR” the proposed amendment to the Restated Articles of Organization to change our name to Xcerra Corporation.

CERTAIN SHAREHOLDERS

The following table sets forth, as of March 17, 2014 (unless otherwise noted), the amount and percentage of our outstanding common stock beneficially owned by:

•	each person known by us to beneficially own more than 5% of our outstanding common stock;

•	each director and executive officer of the Company; and

•	all of our directors and executive officers as a group.

Beneficial ownership has been determined in accordance with the rules promulgated by the SEC. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, shares of common stock subject to options held by that person or entity that are exercisable, and shares of common stock subject to RSUs that vest, within sixty days after March 17, 2014 are deemed outstanding. These shares are not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity. The address for all of our executive officers and directors is in care of LTX-Credence Corporation, 825 University Avenue, Norwood, Massachusetts 02062. Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed, subject to community property laws where applicable. Percent of common stock outstanding is based on 48,369,373 shares of common stock outstanding as of March 17, 2014.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(5)	Percent of Common Stock
Royce and Associates, LLC(1)	3,325,123	6.9%
BlackRock, Inc.(2)	2,960,415	6.1%
David G. Tacelli	603,849	1.2%
Mark J. Gallenberger	182,901	*
Roger W. Blethen	154,675	*
Mark S. Ain	75,465	*
Bruce R. Wright	67,181	*
Roger J. Maggs	59,025	*
Stephen R. Wigley(3)	51,330	*
Pascal Rondé	43,750	*
Jorge Titinger	24,000	*
Peter S. Rood(4)	196,935	*
All directors and executive officers as a group (8 persons)	1,210,846	2.5%

*	Less than 1%

(1)	The address for Royce and Associates, LLC is 745 Fifth Avenue, New York, New York 10151. Royce and Associates, LLC possesses sole voting power and sole dispositive power with respect to all of its shares. Beneficial ownership is derived from a Schedule 13G/A filed on January 10, 2014.

(2)	The address for Black Rock, Inc. is 40 East 52nd Street, New York, New York 10022. Blake Rock, Inc. possesses sole voting power with respect to 2,816,719 of its shares and sole dispositive power with respect to 2,960,415 of its shares. Beneficial ownership is derived from a Schedule 13G/A filed on January 29, 2014.

(3)	Includes 2,331 shares underlying options which are presently vested and options that vest within 60 days after March 17, 2014. Mr. Wigley ceased serving as an executive officer of the Company effective as of February 26, 2014.

(4)	Mr. Rood retired from his position as an officer of the Company effective as of October 31, 2013.

(5)	Includes the following numbers of shares underlying options which are presently vested and options and RSUs that vest within 60 days after March 17, 2014: Mr. Tacelli (50,000 shares), Mr. Gallenberger (33,332 shares), Mr. Blethen (78,166 shares), Mr. Ain (9,332 shares), Mr. Wright (9,311 shares), Mr. Maggs (14,999 shares), and all directors and executive officers as a group (195,140 shares).

SHAREHOLDER PROPOSALS

Shareholder proposals to be submitted for vote at the 2014 Annual Meeting of Shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be delivered to us on or before July 2, 2014 for inclusion in the proxy statement for that meeting. In order to minimize controversy as to the date on which we receive a proposal, we suggest that proponents submit their proposals by Certified Mail—Return Receipt Requested. If a shareholder who wishes to present a proposal at the 2014 Annual Meeting of Shareholders that is not intended to be included in the proxy statement for the 2014 Annual Meeting of Shareholders then the shareholder must provide written notice to the Secretary of the Company no later than September 15, 2014 of such non-Rule 14a-8 shareholder proposal. A proposal that is submitted outside of these time periods will not be considered to be timely and, pursuant to Rule 14a-4(c)(1) under the Exchange Act and if a shareholder properly brings the proposal before the 2014 Annual Meeting of Shareholders, the proxies that management solicits for that meeting will have discretionary authority to vote on the shareholder’s proposal. If a shareholder fails to provide timely notice of a proposal to be presented at the 2014 Annual Meeting of Shareholders, the chairman of the meeting may exclude the proposal from being brought before the meeting. If we change the date of the 2014 Annual Meeting of Shareholders so that it falls on a date that is either more than 30 days before or after December 10, 2014, to be considered timely, any written notice of any such non-Rule 14a-8 shareholder proposal will need to be delivered to the Secretary of the Company a reasonable period of time before the date on which proxy materials for the 2014 Annual Meeting of Shareholders are distributed.

Our By-laws set forth the procedures a shareholder must follow to nominate a director for election at a shareholder meeting. Shareholders who wish to nominate a candidate for director at the 2014 Annual Meeting of Shareholders must provide written notice at least 60 days in advance of such meeting to the Secretary of the Company, together with such information concerning the identity, background and experience of the nominee as the Board may require, along with any other information that may be required in a proxy statement soliciting proxies for the election of the nominee as a director of the Company.

OTHER MATTERS

As of this date, our management knows of no business which may properly come before the Special Meeting other than that stated in the Notice of Meeting accompanying this proxy statement. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons voting them.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice and, if applicable, our proxy materials may have been sent to multiple shareholders in a household. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any shareholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, shareholders may write or call us at: Investor Relations, LTX-Credence Corporation, 825 University Avenue, Norwood, Massachusetts 02062; or 781-461-1000. If a shareholder is receiving multiple copies of any of these documents and would like to receive only one copy per household, the shareholder should contact his, her or its bank, broker or other nominee record holder. Alternatively, the shareholder may contact us at the above-referenced address or telephone number.

COLIN J. SAVOY, Secretary

April 4, 2014

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 15, 2014.

Vote by Internet • Go to www.envisionreports.com/LTXC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposal — The Board of Directors recommends a vote FOR Proposal 1.

	For	Against	Abstain	+
1. To amend the Company’s Restated Articles of Organization, as amended to date, to change the name of the Company to “Xcerra Corporation”.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — LTX-CREDENCE CORPORATION

825 University Avenue

Norwood, MA 02062

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints David G. Tacelli and Mark J. Gallenberger or either of them as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on this card all of the shares of common stock of LTX-Credence Corporation (the “Company”) held of record by the undersigned on March 17, 2014, at the Special Meeting of Shareholders to be held on May 16, 2014, and any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors’ recommendation, just sign on the reverse side. You need not mark any boxes. However, you must sign and return this card to assure representation of your shares.

Your vote is important. Please vote immediately. If you vote over the Internet or by telephone, please do not mail your card.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE